UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 9, 2017

NATIONAL GENERAL HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-36311	27-1046208
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

59 Maiden Lane, 38th Floor
New York, New York 10038
(Address of principal executive offices) (zip code)
(212) 380-9500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 9, 2017, the Board of Directors of National General Holdings Corp. (the "Company") appointed Lawrence J. Moloney as Senior Vice President and Chief Accounting Officer of the Company, effective immediately.

Mr. Moloney, 54, has served as a Senior Vice President, Finance of the Company since December 2016. Prior to joining the Company, Mr. Moloney served as controller of AIG North America, a division of American International Group, Inc., from September 2014 to December 2016. Prior to that role, he served as deputy controller of AIG North America from May 2012 to September 2014. Prior to his tenure at AIG, Mr. Moloney held a number of financial management positions with Tokio Marine Management. He joined Tokio Marine from Deloitte where he began his career.

Item 5.07	Submission of Matters to a Vote of Security Holders
The Company held its 2017 Annual Meeting of Shareholders on May 9, 2017. The certified results of the matters voted upon at the meeting, which are more fully described in the Company’s proxy statement, are as follows:

Description of Matters Submitted

1. Election of Directors:	For	Withheld	Broker Non-Vote

Donald DeCarlo	99,866,202	2,709,005	1,186,265
Patrick Fallon	99,992,939	2,582,268	1,186,265
Barry Karfunkel	85,377,414	17,197,793	1,186,265
Robert Karfunkel	100,449,186	2,126,021	1,186,265
John Marshaleck	101,746,594	828,613	1,186,265
Barbara Paris	99,992,786	2,582,421	1,186,265
Barry Zyskind	78,132,601	24,442,606	1,186,265

	For	Against	Abstain
2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent auditor for the year ended December 31, 2017.	103,759,457	533	1,482

	For	Against	Abstain	Broker Non-Vote
3. Advisory, non-binding approval of the compensation of our Named Executive Officers, as disclosed in our proxy statement.	99,027,636	3,102,071	445,500	1,186,265

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL GENERAL HOLDINGS CORP.

Date: May 9, 2017	By:	/s/ Jeffrey Weissmann
Jeffrey Weissmann
General Counsel and Secretary